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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 2, 2005

                             PARKER DRILLING COMPANY
             (Exact name of registrant as specified in its charter)





          Delaware                        1-7573                73-0618660
(State or other jurisdiction           (Commission           (I.R.S. Employer
      of incorporation)                File Number)          Identification No.)




                         1401 Enclave Parkway, Suite 600
                              Houston, Texas 77077
          (Address of principal executive offices, including zip code)


                                 (281) 406-2000
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 [ ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)
 [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)
 [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the
     Exchange Act (17 CFR 240.14d-2(b))
 [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01     Entry into a Material Definitive Agreement.

On February 2, 2005, the Registrant's Compensation Committee, pursuant to authorization from the Board of Directors, approved the annual base salaries (effective as of such date) of the Registrant's Named Executive Officers after performing its review and analysis of the Chief Executive Officer's performance, receiving input from the Chief Executive Officer regarding the performance of the other executive officers and receiving a report from an independent compensation consultant that included a comparison of the compensation paid to executive officers of the Registrant's peer group. The following table sets forth the annual base salary levels of the named executive officers that will appear in the Registrant's proxy statement for the 2005 annual meeting of the stockholders for the years 2004 and 2005:

NAME AND POSITION                               YEAR             BASE SALARY

Robert L. Parker, Jr.                           2005             $550,000
     President & Chief                          2004             $522,500
     Executive Officer

Robert L. Parker                                2005             $474,000
     Chairman of the Board                      2004             $474,000
     of Directors

James W. Whalen                                 2005             $282,000
     Senior Vice President                      2004             $270,000
     & Chief Financial Officer

Denis Graham                                    2005             $235,000
     Vice President                             2004             $225,000
     Of Engineering

W. Kirk Brassfield                              2005             $168,000
     Vice President & Controller                2004             $161,000

         The cash compensation to be paid to the new director appointed by the Board of Directors on February 2, 2005 is specified in Item 5.02 below.

         The Registrant intends to provide additional information regarding the compensation awarded to the Named Executive Officers in respect of the year ended December 31, 2004, in the Registrant's proxy statement for the 2005 annual meeting of stockholders, which is expected to be filed with the Securities and Exchange Commission in March 2005.


                                       2

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Item 2.02     Results of Operations and Financial Condition

         On February 8, 2005, Parker Drilling Company (the "Company") issued a press release announcing results of operations for the fourth quarter of 2004 and for the year 2004 and management's guidance for 2005.

         A copy of this press release is attached as Exhibit 99 to this Report on Form 8-K. This information is being furnished pursuant to Item 2.02 of Form 8-K and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

         (d) On February 2, 2005, the Board of Directors of the Registrant appointed Mr. Robert E. McKee as a director of the Registrant, to serve as a Class II director of the Board of Directors, to replace the position vacated by the retirement of Mr. Barnes on January 1, 2005, and to stand for re-election at the annual meeting of the stockholders of the Company in 2007 or until his successor has been duly elected or chosen and qualify, unless he sooner dies, resigns or is removed. Mr. McKee was also appointed by the Board of Directors to serve on the Compensation Committee of the Board. Mr. McKee will receive cash compensation consistent with other directors, as reported in the 2004 Proxy Statement filed on March 22, 2004.

         Also in conjunction with Mr. McKee's appointment, the Registrant has agreed to enter into an Indemnification Agreement, the form of which has been filed as Exhibit 10(g) to the Registrant's Form 10-K for 2003. The Indemnification Agreement provides indemnity to the director against liabilities incurred in the performance of his duties to the full extent allowed by Delaware law and the Registrant's By-laws.

Item 9.01     Financial Statements and Exhibits

      (c)     Exhibits.

              The following exhibit is furnished herewith:

              99  Press release dated February 8, 2005, issued by the Registrant

                                S I G N A T U R E

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   PARKER DRILLING COMPANY



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Dated: February 8, 2005                      By:  /s/James W. Whalen
                                                  ------------------
                                                  James W. Whalen
                                                  Senior Vice President & CFO
































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                               Index to Exhibits



        99  Press release dated February 8, 2005, issued by the Registrant












































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